EXHIBIT 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

          In connection with the quarterly report of Quixote Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2009, as filed with the Securities and Exchange Commission as of the date hereof (the “Report”), each of the officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date:	May 11, 2009	/s/ BRUCE REIMER

Bruce Reimer, Chief Executive Officer

Date:	May 11, 2009	/s/ DANIEL P. GOREY

Daniel P. Gorey, Chief Financial Officer

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure.